Exhibit 4.2

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"). THE HOLDER OF THIS WARRANT MAY NOT TRANSFER THIS WARRANT OR THE COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT WITHOUT SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS. THE HOLDER OF THIS WARRANT MAY ONLY TRANSFER IT IN ACCORDANCE WITH AND SUBJECT TO THE TERMS OF THIS WARRANT.










                          COMMON STOCK PURCHASE WARRANT


                      To Purchase Shares of Common Stock of


                         Midwest Express Holdings, Inc.





                                 August 19, 2003

                                TABLE OF CONTENTS
                                                                            Page

1.   Definitions of Certain Terms.............................................2

2.   Exercise of Warrant......................................................3
     2.1.  Right to Exercise; Notice..........................................3
     2.2.  Manner of Exercise; Issuance of Common Stock.......................3
     2.3.  Effectiveness of Exercise..........................................4
     2.4.  Fractional Shares..................................................4
     2.5.  Representations of Warrant Holder..................................4
     2.6.  Net Exercise.......................................................7
     2.7.  Payment of Exercise Price by Cancellation of Debt..................8

3.   Registration, Transfer, Exchange and Replacement of
     Warrant; Legends.........................................................8
     3.1.  Registration, Transfer and Exchange of Warrant.....................8
     3.2.  Replacement of Warrant.............................................8
     3.3.  Transfer Restrictions on Warrants and Warrant Shares...............9

4.   Anti-Dilution Provisions................................................10
     4.1.  Adjustment in Exercise Price......................................10
     4.2.  Adjustments in Case of Stock Split, Distributions, etc............12
     4.3.  Adjustment in Case of Consolidation, Merger or
           Reclassification..................................................13
     4.4.  Adjustment in Case of Tender Offer................................14
     4.5.  Condition Precedent Related to Par Value..........................14
     4.6.  Certificate of Adjustment.........................................15
     4.7.  Other Dilutive Event..............................................15

5.   Registration Rights.....................................................15

6.   Reservation of Common Stock.............................................15

7.   Various Covenants and Representations of the Company....................15
     7.1.  No Impairment or Amendment........................................15
     7.2.  Listing on Securities Exchanges...................................16
     7.3.  Supplemented Warrant..............................................16
     7.4.  Anti-Dilution Provisions..........................................16
     7.5.  Certain Expenses..................................................16
     7.6.  Form D............................................................16
     7.7.  Notice of Events..................................................16
     7.8.  Additional Representations........................................17

8.   Miscellaneous...........................................................19
     8.1.  Nonwaiver.........................................................19
     8.2.  Amendment.........................................................19
     8.3.  Communications....................................................19
     8.4.  Remedies..........................................................20
     8.5.  Successors and Assigns............................................20
     8.6.  Governing Law; Venue; Waive Jury Trial............................20
     8.7.  Headings; Entire Agreement; Partial Invalidity, etc...............21
     8.8.  No Rights or Liabilities as a Shareholder.........................21

                                    EXHIBITS


            Exhibit 2.2      Form of Notice of Exercise
            Exhibit 3.1      Form of Assignment
            Exhibit 5        Form of Registration Rights Agreement

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"). THE HOLDER OF THIS WARRANT MAY NOT TRANSFER THIS WARRANT OR THE COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT WITHOUT SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS. THE HOLDER OF THIS WARRANT MAY ONLY TRANSFER IT IN ACCORDANCE WITH AND SUBJECT TO THE TERMS OF THIS WARRANT.


                          COMMON STOCK PURCHASE WARRANT

                      To Purchase Shares of Common Stock of

                         Midwest Express Holdings, Inc.

                                                                 August 19, 2003

     THIS IS TO CERTIFY that, for value received and subject to the terms and conditions set out in this Common Stock Purchase Warrant (as amended, modified and supplemented from time to time, this "Warrant"), _____________________, a ______ corporation ("Initial Warrant Holder"), or any permitted and registered assign of the Initial Warrant Holder (the Initial Warrant Holder and each such assign, for so long as he, she or it holds this Warrant, a "Warrant Holder"), is entitled upon the due exercise hereof at any time during the Exercise Period (as defined in Section 1) to purchase, as provided for herein, up to _______ (_______) shares of Common Stock, par value $0.01 per share, of Midwest Express Holdings, Inc., a Wisconsin corporation (the "Company"), at an exercise price per share of $4.78 (the number of shares of Common Stock (as defined in Section
1) purchasable hereunder and the Exercise Price (as defined in Section 1) shall be subject to adjustment as provided herein), and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions hereinafter set forth.

     This Warrant is issued in connection with that certain [Participation Agreement]/[Agreement to Amend Operative Documents] (relating to the aircraft bearing U.S. registration number ______), dated as of August 19, 2003 (as amended, modified and supplemented from time to time, the "Amendment Agreement"), by and among the Company, and Midwest Airlines, Inc., a Wisconsin corporation and a wholly-owned subsidiary of the Company ("Midwest Airlines"), or Skyway Airlines, Inc., a Delaware corporation and a wholly-owned subsidiary of Midwest Airlines ("Skyway Airlines"), as the case may be, and the other parties named in the Amendment Agreement. Pursuant to the Amendment Agreement, the parties have agreed to amend certain aircraft financing documents, instruments, contracts, guarantees and agreements entered into by the parties, as more fully detailed in the Amendment Agreement. To induce the Initial Warrant Holder to execute and deliver the Amendment Agreement, the Company has agreed to issue this Warrant.

     1. Definitions of Certain Terms. The terms defined in this Section 1, whenever used and capitalized in this Warrant, shall, unless the context otherwise requires, have the following respective meanings:

     "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company (and any associated preferred share purchase rights issued pursuant to that certain Rights Agreement, dated February 14, 1996, as amended, between the Company and American Stock Transfer & Trust Company, as successor in interest to U.S. Bank, National Association (successor in interest to Firstar Trust Company) (the "Rights Plan") or similar share purchase rights that the Company might authorize and issue in the future) as constituted on the date of this Warrant and any Shares resulting from any reclassification of such Common Stock.

     "Convertible Securities" shall mean evidences of indebtedness, Shares or other securities that are convertible into or exchangeable or exercisable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event (excluding the Company's preferred share purchase rights issued pursuant to that certain Rights Agreement, dated February 14, 1996, as amended, between the Company and American Stock Transfer & Trust Company, as successor in interest to U.S. Bank, National Association (successor in interest to Firstar Trust Company) and any similar share purchase rights that the Company might authorize and issue in the future).

     "Exercise Period" shall mean the period commencing August 19, 2003 and continuing for ten (10) years from that date (August 19, 2013).

     "Exercise Price" shall mean the price per share of Common Stock set forth in the Preamble to this Warrant, as such price may be adjusted pursuant to
Section 4.

     "Market Price" shall mean (a) the closing price of the Common Stock as of the date in question under this Warrant, or, if no closing price is available on that date, then the closing price on the immediately preceding business day on which there is a closing price, if such security is listed or admitted for trading on any domestic national securities exchange, as officially reported on the principal securities exchange on which the Common Stock is listed; (b) if not reported as described in clause (a), the closing sale price of the Common Stock as of the date in question under this Warrant, or, if no closing sale price is available on that date, then the closing sale price on the immediately preceding business day on which there is a closing sale price, as reported by The Nasdaq Stock Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted; or (c) if not reported as described in clause (a) or quoted as described in clause (b), then the Company's Board of Directors shall determine in good faith and on a reasonable basis the applicable Market Price, which determination shall be conclusive.

     "Notice of Exercise" shall mean the Notice of Exercise substantially in the form of Exhibit 2.2 attached hereto.

     "Notice of Assignment" shall mean the Notice of Assignment substantially in the form of Exhibit 3.l attached hereto.

     "Operative Documents" shall mean this Warrant, the Amendment Agreement, the Company's Organizational Documents and each of the other agreements, documents and instruments executed in connection herewith and therewith, each as it may from time to time be amended, modified or supplemented.

     "Organizational Documents" of any Person shall mean such Person's charter and bylaws, partnership agreement, operating agreement or trust agreement (as applicable) and/or any other similar agreement, document or instrument.

     "Person" shall mean an individual, a corporation, an association, a joint-stock company, a business trust or other similar organization, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

     "Shares" of any Person shall include any and all shares of capital stock, partnership interests, membership interests, or other shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or other ownership interests in, such Person.

     "Stock Purchase Rights" shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities (excluding the Company's preferred share purchase rights issued pursuant to that certain Rights Agreement, dated February 14, 1996, as amended, between the Company and American Stock Transfer & Trust Company, as successor in interest to U.S. Bank, National Association (successor in interest to Firstar Trust Company) and any similar share purchase rights that the Company might authorize and issue in the future), either immediately or upon the arrival of a specified date or the happening of a specified event.

     "Warrants" shall mean all of the warrants issued by the Company on the date hereof in connection with the Amendment Agreement and similar agreements that the Company, Midwest Airlines, Inc. and/or Skyway Airlines, Inc. are executing as of August 19, 2003.

     "Warrant Shares" shall mean the aggregate number of shares of Common Stock issued or issuable, as the case may be, from time to time upon exercise of this Warrant, as such number may be increased or decreased pursuant to Section 4, and shall also mean any other Shares, other securities and/or other assets otherwise deliverable upon exercise of this Warrant.

     2. Exercise of Warrant.

     2.1. Right to Exercise; Notice. On the terms and subject to the conditions of this Section 2, the Warrant Holder shall have the right, at its option, to exercise this Warrant at any time or from time to time during the Exercise Period for all or part of the Warrant Shares then issuable upon its exercise, all as more fully specified below, provided that a partial exercise of this Warrant for less than the entire remaining amount of Warrant Shares issuable under this Warrant shall be made only for a whole number of shares.

     2.2. Manner of Exercise; Issuance of Common Stock. To exercise this Warrant, the Warrant Holder shall deliver to the Company (a) a Notice of Exercise (substantially in the form of Exhibit 2.2 attached hereto) duly executed by the Warrant Holder (or its attorney) specifying the number of Warrant Shares to be purchased, (b) an amount equal to the aggregate Exercise Price then in effect for all Warrant Shares as to which this Warrant is then being exercised by payment of cash, pursuant to Section 2.6 or pursuant to Section 2.7 and (c) this Warrant. If payment is to be made by cash, then, at the option of the Company, payment of the Exercise Price shall be made by wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose or by check payable to the order of the Company.

     Upon receipt of the items referred to in this Section 2.2, the Company shall, as promptly as practicable, and in any event within three (3) trading days thereafter, cause to be issued and delivered to the Warrant Holder (or its nominee), or the transferee designated in the Notice of Exercise, a certificate or certificates representing the number of Warrant Shares specified in the Notice of Exercise (but not exceeding the maximum number of shares then issuable upon exercise of this Warrant). Such certificates shall be registered in the name of the Warrant Holder (or its nominee) or in the name of such transferee, as the case may be.

     If this Warrant is exercised in part, then the Company shall, at the time of delivery of such certificate or certificates, issue and deliver to the Warrant Holder or the transferee so designated in the Notice of Exercise a new Warrant evidencing the right of the Warrant Holder or such transferee to purchase at the Exercise Price then in effect the aggregate number of Warrant Shares for which this Warrant shall not have been exercised, and this Warrant shall be canceled.

     2.3. Effectiveness of Exercise. Unless otherwise requested by the Warrant Holder, this Warrant shall be deemed to have been exercised and such certificate or certificates representing Warrant Shares shall be deemed to have been issued, and the holder or transferee so designated in the Notice of Exercise shall be deemed to have become the holder of record of such Warrant Shares for all purposes, as of the close of business on the date on which the Notice of Exercise, the Exercise Price and this Warrant shall have been received by the Company.

     2.4. Fractional Shares. The Company shall not issue fractional Warrant Shares or scrip representing fractional Warrant Shares upon any exercise of this Warrant. As to any fractional Warrant Shares that the Warrant Holder would otherwise be entitled to purchase from the Company upon such exercise, the Company shall pay the Warrant Holder a cash adjustment for such fraction based on the Market Price of a share of Common Stock as of the date of the Notice of Exercise.

     2.5. Representations of Warrant Holder. Unless the Company issues the Warrant Shares to the Warrant Holder pursuant to an effective registration statement filed under the Securities Act and such sale is made in accordance with said registration statement, by delivery of the Notice of Exercise, and as a condition to the exercise of this Warrant, the Warrant Holder covenants, represents and warrants that as of the date any Warrant Shares are issued (these covenants, representations and warranties, including the representations and warranties of the Warrant Holder as to the contents of any statement under subsection (d), shall survive the date any Warrant Shares are issued, and the Company shall have the right to seek any available remedy based upon any breach of such covenants, representations and warranties):

          (a) the Warrant Holder is acquiring the Warrant Shares for its own account or for an account with respect to which it exercises sole investment discretion, and that (unless it is Kreditanstalt fur Wiederaufbau) it or such account, as the case may be, is an "accredited investor" as defined in Rule 501(a) of Regulation D of the Securities Act. In the case of Kreditanstalt fur Wiederaufbau, since it has such knowledge and experience in financial, business and investment matters, including the airline industry and businesses and operations of companies that operate in lines of business similar to the Company, it believes it is capable of evaluating the terms and conditions, merits and risks of the transactions described herein and the investment contemplated hereby and it is familiar with the risks associated with such industry and businesses, and therefore considers itself a sophisticated investor in connection with the investment contemplated hereby. The Warrant Holder is not registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a member of the National Association of Securities Dealers, Inc.; and

          (b) the Warrant Holder is acquiring the Warrant Shares for investment purposes and not with a view to distribution thereof; provided, however, that by making the representation herein, the Warrant Holder reserves the right to dispose of the Warrant Shares in accordance with or pursuant to an effective registration statement or an exemption from registration under the Securities Act; and

          (c) the Warrant Holder and its advisors, if any, have been afforded adequate opportunity to ask questions, receive answers, request and receive materials from the Company respecting the business, finances and operations of the Company and its subsidiaries and the offer and sale of the Warrant Shares. The failure by the Warrant Holder or its advisors, if any, to request any particular documentation or obtain any particular information from the Company shall not prejudice the rights of the Warrant Holder under this Warrant. The Warrant Holder acknowledges and understands that its investment in the Warrant Shares involves a significant degree of risk, including the risks reflected in documents that the Company has filed with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Exchange Act; and ---

          (d) the delivery of the Warrant Shares has not been registered under the Securities Act or any applicable state securities laws, and consequently, the Warrant Holder may have to bear the risk of owning the Warrant Shares for an indefinite period of time because the Warrant Shares may not be transferred unless:

               (i) the resale of the Warrant Shares is registered pursuant to an effective registration statement under the Securities Act and such resale is made in accordance with said registration statement;

               (ii) the Warrant Shares are sold or transferred pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") and the Warrant Holder has delivered to the Company a statement certifying that the proposed sale or transfer meets the requirements of Rule 144 (which certification shall be in form and content reasonably acceptable to the Company), and, if reasonably requested by the Company, a statement describing the circumstances surrounding the proposed sale or transfer (the form and content of which shall be reasonably acceptable to the Company) and, if reasonably requested by the Company after receiving such statement describing circumstances, an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and which counsel, including internal counsel of the Warrant Holder, if applicable, shall be reasonably satisfactory to the Company) to the effect that the proposed sale or transfer meets the requirements of Rule 144 (collectively, the "144 Documentation");

               (iii) the Warrant Shares are sold or transferred to an affiliate (as defined in Rule 144) of the Warrant Holder;

               (iv) the Warrant Shares are sold or transferred in an "offshore transaction" meeting the requirements of Rule 904 of Regulation S of the Securities Act ("Rule 904") and in compliance with applicable local laws and regulations if the Warrant Holder has delivered to the Company a statement certifying that the proposed sale or transfer meets the requirements of Rule 904 and applicable local laws and regulations (which certification shall be in form and content reasonably acceptable to the Company), and, if reasonably requested by the Company, a statement describing the circumstances surrounding the proposed sale or transfer (the form and content of which shall be reasonably acceptable to the Company) and, if reasonably requested by the Company after receiving such statement describing circumstances, an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and which counsel, including internal counsel of the Warrant Holder, if applicable, shall be reasonably satisfactory to the Company) to the effect that the proposed sale or transfer meets the requirements of Rule 904 and applicable local laws and regulations (collectively, the "904 Documentation"); or

               (v) in connection with a transfer other than in accordance with clause (i), (ii), (iii) or (iv) herein, a statement certifying that the proposed disposition may be made pursuant to an exemption from registration, which exemption is specified (which certification shall be in form and content reasonably acceptable to the Company), and, if reasonably requested by the Company, the Warrant Holder has delivered to the Company a statement describing the circumstances surrounding the proposed disposition (the form and content of which shall be reasonably acceptable to the Company), and, if reasonably requested by the Company after receiving such statement describing circumstances, an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and which counsel, including internal counsel of the Warrant Holder, if applicable, shall be reasonably satisfactory to the Company) to the effect that the proposed disposition may be made pursuant to an exemption from registration, which exemption is specified (collectively, the "Other Exemption Documentation"); and

          (e) any sale of the Warrant Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 (including the holding period requirement, the volume limitations and the manner of sale restrictions, if applicable), and if Rule 144 is not applicable, then the seller (or the person through whom the sale is made) might be deemed to be an underwriter (as that term is defined in the Securities Act) under the Securities Act or the rules and regulations of the SEC thereunder, except for any offshore transaction that meets the requirements of Rule 904 and complies with applicable local laws and regulations; and

          (f) the Warrant Holder has had an opportunity to consult with an attorney in connection with the Warrant Holder's acquisition of the Warrant Shares; and

          (g) the Warrant Holder does not beneficially own 10% or more of the outstanding shares of Common Stock as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, provided that the Warrant Shares issuable under this Warrant shall be treated as outstanding and owned by the Warrant Holder; and

          (h) the Warrant Holder (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrant Shares; (ii) has the ability to bear the economic risks of an investment in the Warrant Shares and can afford the complete loss of such investment; and (iii) may be required to bear the financial risks of an investment in the Warrant Shares for an indefinite period of time; and

          (i) if the Warrant Holder is domiciled outside the United States and is subject to the securities laws or regulations of any jurisdiction outside the United States ("Foreign Securities Law"), then the Warrant Holder will not re-offer, resell, pledge or otherwise transfer the Warrant Shares other than in compliance with the terms of this Warrant and in compliance with applicable Foreign Securities Law; and

          (j) the delivery of any statement under subsection (d) shall constitute representations and warranties of the Warrant Holder as to the contents of such statement and the Company will rely upon the truth and accuracy of such representation and warranties under subsection (d) and upon the truth and accuracy of the other foregoing covenants, representations and warranties, and if any of such covenants, representations or warranties are no longer accurate, prior to the issuance of the Warrant Shares to it, it will notify the Company.

     2.6. Net Exercise. If the registration statement contemplated by the Registration Agreement has not been declared effective by January 20, 2004 and the Market Price of one share of Common Stock is greater than the Exercise Price (at the date the Company receives the Notice of Exercise), then until said registration statement is declared effective, at the Warrant Holder's election, in lieu of exercising this Warrant by payment of cash or cancellation of indebtedness, the Warrant Holder may elect to receive shares of Common Stock having a value equal to the value of this Warrant (or the portion thereof being exercised) (as determined below) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

     X = the number of shares of Common Stock to be issued to the Warrant Holder pursuant to the net exercise.

     Y = the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date the Company receives the Notice of Exercise).

     A = the Market Price of one share of Common Stock (at the date the Company receives the Notice of Exercise).

     B = Exercise Price (as adjusted pursuant to Section 4 hereof to the date the Company receives the Notice of Exercise).

     2.7. Payment of Exercise Price by Cancellation of Debt. In lieu of exercising this Warrant by payment of cash or net exercise, the Warrant Holder may elect to pay the exercise price by cancellation of amounts of principal due to the Warrant Holder (as of the date of exercise of this Warrant in whole or in part) by Midwest Airlines or Skyway Airlines, as the case may be, pursuant to that certain Basic Moratorium Note, dated August 19, 2003 (the "Note"), on a dollar-for-dollar basis by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise. Such payments on the Note, which payments shall immediately reduce the outstanding principal of the Note as of the date of exercise of this Warrant, shall be applied against installments of principal due under the Note in the order of their due dates commencing with the first payment due after the date the Company receives the Notice of Exercise.

     3. Registration, Transfer, Exchange and Replacement of Warrant; Legends.

          3.1. Registration, Transfer and Exchange of Warrant. This Warrant shall be issued in registered form. The Company shall keep at its principal executive office a register in which it shall provide for the registration and transfer of this Warrant. The name and address of the Warrant Holder shall be registered in such register. Whenever this Warrant shall be surrendered for transfer or exchange, in accordance with the terms of this Warrant, the Company, at its expense, will as promptly as practicable, and in any event within three
(3) trading days thereafter, execute and deliver in exchange therefor a new Warrant (registered in such name or names as may be requested by the holder of the surrendered Warrant), exercisable for the same aggregate number of shares of Common Stock as that of the Warrant so surrendered. The Company may treat the Person in whose name this Warrant is registered as the owner of the Warrant. The Warrant Holder may transfer this Warrant in part, subject to the following conditions:

          (a) this Warrant may be transferred in part only if the transferee will receive a warrant that is immediately exercisable to acquire at least 10,000 Warrant Shares and the transferor will retain rights under this Warrant to acquire at least 10,000 Warrant Shares (if this Warrant is transferred in part, then the Company, at its expense, will as promptly as practicable, and in any event within three (3) trading days after said transfer, execute and deliver a new Warrant of like tenor for the number of Warrant Shares not being transferred to the transferring Warrant Holder or the person designated in the Notice of Assignment); and

          (b) if (a) above does not apply, then this Warrant may only be transferred in whole as to all shares of Common Stock for which this Warrant is then exercisable or may thereafter be exercisable;

To transfer this Warrant, the Warrant Holder shall deliver to the Company a Notice of Assignment (substantially in the form of Exhibit 3.1 attached hereto) duly executed by the Warrant Holder (or its attorney) specifying that this Warrant is to be transferred to the Person(s) named therein and comply with
Section 3.3. To transfer the Warrant Holder's registration rights under the Registration Agreement (as defined herein), the Warrant Holder and transferee must comply with the terms and conditions of Article IX of the Registration Agreement.

          3.2. Replacement of Warrant. Upon receipt of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) of satisfactory indemnity, and (in the case of mutilation) upon surrender of such Warrant, the Company, at its expense, will execute and deliver in lieu of such Warrant a new Warrant of like tenor. An unsecured agreement to indemnify and/or affidavit from the Warrant Holder shall constitute satisfactory indemnity and/or satisfactory evidence of loss, theft or destruction for the purpose of this
Section 3.2.

          3.3. Transfer Restrictions on Warrants and Warrant Shares.

          (a) This Warrant shall bear the legend set forth below. Subject to
     Section 3.1, the Company will permit the transfer of the Warrant, and the Company will reissue this Warrant, without such legend, in such name(s) as specified by the Warrant Holder, if:

               (i) this Warrant was sold under an effective registration statement filed under the Securities Act and such resale was made in accordance with said registration statement; or

               (ii) this Warrant can be sold under Rule 144(k);

               (iii) this Warrant was sold or transferred under Rule 144 and the Warrant Holder delivered to the Company the 144 Documentation;

               (iv) this Warrant was sold or transferred in a transaction that met the requirements of Rule 904 and complied with applicable local laws and regulations and the Warrant Holder delivered to the Company the 904 Documentation; or

               (v) in connection with a transfer other than in accordance with clause (i), (ii), (iii) or (iv), the Warrant Holder has delivered to the Company the Other Exemption Documentation.

     "THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"). THE HOLDER OF THIS WARRANT MAY NOT TRANSFER THIS WARRANT OR THE COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT WITHOUT SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS. THE HOLDER OF THIS WARRANT MAY ONLY TRANSFER IT IN ACCORDANCE WITH AND SUBJECT TO THE TERMS OF THIS WARRANT."

          (b) The Warrant Shares shall bear the legend set forth below unless the Company issues the Warrant Shares to the Warrant Holder pursuant to an effective registration statement filed under the Securities Act and such sale is made in accordance with said registration statement. The Company will permit the transfer of the Warrant Shares, and the transfer agent will issue one or more certificates, free from any restrictive legend (unless otherwise required by applicable state securities laws or the laws of any applicable foreign jurisdiction), in such name and in such denominations as specified by the Warrant Holder, if:

               (i) the Warrant Shares were sold under an effective registration statement filed under the Securities Act and such resale was made in accordance with said registration statement; or

               (ii) the Warrant Shares can be sold under Rule 144(k);

               (iii) the Warrant Shares were sold or transferred under Rule 144 and the Warrant Holder delivered to the Company the 144 Documentation;

               (iv) the Warrant Shares were sold or transferred in a transaction that met the requirements of Rule 904 and complied with applicable local laws and regulations and the Warrant Holder delivered to the Company the 904 Documentation; or

               (v) in connection with a transfer other than in accordance with clause (i), (ii), (iii) or (iv), the Warrant Holder has delivered to the Company the Other Exemption Documentation.

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"). THE HOLDER OF THIS CERTIFICATE MAY NOT TRANSFER THESE SECURITIES WITHOUT SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS."

     4. Anti-Dilution Provisions.

          4.1. Adjustment in Exercise Price.

          (a) Upon any adjustment of the Exercise Price as provided in this
     Section 4.1(a), the Warrant Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. Until the later of (i) August 19, 2005 or (ii) the date the Company has achieved Financial Closing (defined below) with respect to New Financing (defined below) in the amount of at least $30 million, if and whenever the Company subsequent to August 19, 2003 shall issue or sell any of the following ("Additional Securities"): (i) any Common Stock (other than Common Stock issued pursuant to Convertible Securities or Stock Purchase Rights in respect of which an adjustment was previously made under this Section 4.1(a)) at a price per share less than the then applicable Exercise Price or (ii) Convertible Securities or Stock Purchase Rights (other than in the cases referred to in Section 4.2) entitling any Person to acquire shares of Common Stock at a price per share less than the then applicable Exercise Price, then the Exercise Price shall be adjusted to that price determined by multiplying the then applicable Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock actually outstanding immediately prior to the issuance of such Additional Securities plus the number of shares of Common

     Stock that the offering price for such Additional Securities would purchase at the then applicable Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock actually outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable. For purposes of calculating such fraction, all shares of Common Stock that are issuable upon conversion, exercise or exchange of those Additional Securities that are Convertible Securities or Stock Purchase Rights shall be deemed actually outstanding immediately after the issuance of such Convertible Securities or Stock Purchase Rights. Subject to Section 4.1(b), such adjustment shall be made whenever such shares of Convertible Securities or Stock Purchase Rights are issued. However, if any Convertible Securities or Stock Purchase Rights the issuance of which resulted in an adjustment in the Exercise Price pursuant to clause (ii) of this Section 4.1(a) shall expire and shall not have been exercised in full, then, subject to Section 4.1(b), the Exercise Price shall immediately upon such expiration be recomputed and be increased to the price that it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of this Section 4.1(a) after the issuance of such Convertible Securities or Stock Purchase Rights) had the adjustment of the Exercise Price made upon the issuance of such Convertible Securities or Stock Purchase Rights been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such Convertible Securities or Stock Purchase Rights actually exercised. "Financial Closing" shall mean that the funds committed pursuant to the New Financing have been received by the Company or its subsidiaries or are available for drawdown and all conditions precedent to drawdown (other than no default occurring after the closing of the New Financing) shall have been satisfied or waived. "New Financing" shall mean any financing arrangement (including credit facilities, subordinated credit facilities, any indebtedness evidenced by bonds, debentures, notes, convertible notes, or similar instruments, and investments of equity capital other than resulting from the conversion of convertible debt securities (unless and to the extent that such conversion results in the Company or its subsidiaries receiving additional equity consideration)) entered into by the Company or its subsidiaries following the date hereof, but specifically excluding (A) any extensions of three hundred sixty-three (363) days or less of existing financing arrangements,
     (B) any refinancings by the existing creditors under that certain Senior Secured Revolving Credit Agreement, dated August 31, 2001, as amended (the "U.S. Bank Credit Agreement"), among the Company, as borrower, the several lenders identified on the signature pages to the U.S. Bank Credit Agreement and such other lenders as may from time to time become a party thereto (the "Lenders") and U.S. Bank National Association, as agent for the Lenders, except to the extent that any such refinancing results in an increase of credit available to the Company or its subsidiaries, and then only to the extent of such increase, or that provides for availability of credit that extends beyond three hundred sixty-three (363) days from the presently scheduled maturity of the U.S. Bank Credit Agreement, (C) any increased credit availability that results from Milwaukee County, Wisconsin providing any credit support for the industrial revenue bonds issued for the benefit of the Company or its subsidiaries, (D) any indebtedness to any aircraft or equipment vendors for the purchase of goods or services, including any third-party financing of such amounts, (E) any indebtedness to other trade creditors incurred in the ordinary course of business, (F) any financing (including any sale-leaseback arrangement) related to the Company's corporate headquarters, or any extension or replacement thereof, or (G) any obligations associated with programs of the Company or its subsidiaries for the pre-purchase of tickets or similar prepayment programs.

          (b) No adjustment in the Exercise Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the then applicable Exercise Price; provided, however, that any adjustments that by reason of this Section 4.1(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.1(b) shall be made to the nearest cent.

          (c) This Section 4.1 shall not apply to: (i) the delivery of any of the Warrants, the operation of the Warrants or the issuance of Shares pursuant to the Warrants or (ii) the grant of options relating to up to 1,551,741 shares of Common Stock (as such number may be increased pursuant to anti-dilution adjustments under the terms of such options) to the Company's employees in return for their contribution to the Company's restructuring efforts pursuant to the plan the Company announced July 17, 2003 (the "Employee Options"), the operation of the Employee Options or the issuance of Shares pursuant to the Employee Options.

          4.2. Adjustments in Case of Stock Split, Distributions, etc.

          (a) Upon any adjustment of the Exercise Price as provided in this
     Section 4.2(a), the Warrant Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. If and whenever the Company subsequent to August 19, 2003:

               (i) declares a dividend upon, or makes any distribution in respect of, any of its capital stock, payable in shares of Common Stock, Convertible Securities or Stock Purchase Rights, or

               (ii) splits or otherwise subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

               (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

     then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (x) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (y) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon conversions or exchanges of any such Convertible Securities issued in such dividend or distribution and exercises of any such Stock Purchase Rights issued in such dividend or distribution. No adjustment in the Exercise Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect; provided, however, that any adjustments that by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.2(a) shall be made to the nearest cent.

          (b) If and whenever the Company subsequent to August 19, 2003 declares a dividend upon, or makes any distribution to all shareholders generally in respect of, any of its capital stock, payable in cash, evidences of indebtedness or assets, then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (x) the numerator of which shall be the Market Price on the record date for the determination of shareholders entitled to receive the payment less the then fair market value (as determined in good faith on a reasonable basis by the Board of Directors of the Company, which determination shall be conclusive) as of such record date of the cash, evidences of indebtedness or assets so paid with respect to one share of Common Stock and (y) the denominator of which shall be the Market Price per share of Common Stock as of such record date; provided, however, that if the then fair market value (as determined in good faith by the Company's Board of Directors, which determination shall be conclusive) so paid with respect to one share of Common Stock is equal to or greater than the Exercise Price per share of Common Stock on the record date, then in lieu of the foregoing adjustment, adequate provision shall be made so that the Warrant Holder shall have the right to receive the cash, evidences of indebtedness or assets that the Warrant Holder would have been entitled to receive had this Warrant been exercised in full prior to the record date; and provided further that no adjustment shall be made if the Company issues or distributes to the Warrant Holder the cash, evidences of indebtedness or assets that the Warrant Holder would have been entitled to receive had this Warrant been exercised in full prior to the record date. No adjustment in the Exercise Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect; provided, however, that any adjustments that by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.2(b) shall be made to the nearest cent.

          (c) If the terms of both this Section 4.2 and Section 4.3 would apply to a transaction, then the transaction will be subject to Section 4.3 and not this Section 4.2.

          4.3. Adjustment in Case of Consolidation, Merger or Reclassification.

          (a) If and whenever subsequent to August 19, 2003 the Company shall effect (i) any reorganization or reclassification or recapitalization of the capital stock of the Company, (ii) any consolidation or merger of the Company with or into another Person whether or not the Company is the surviving corporation, (iii) any share exchange to which the Company is a party or (iv) the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company (whether in one transaction or a series of transactions) as a result of which holders of Common Stock become entitled to receive any Shares or other securities and/or other assets of the Company, any of its subsidiaries or any other Person (including, without limitation, cash) with respect to or in exchange for Common Stock, there shall thereafter be deliverable upon the exercise of this Warrant (until the end of the Exercise Period), in lieu of the Warrant Shares theretofore deliverable, the highest number of Shares or other securities and/or other assets (including, without limitation, cash) that would have been deliverable to the Warrant Holder had this Warrant been exercised in full immediately prior to, and the Warrant Holder participated in, such reorganization, reclassification or recapitalization of capital stock, consolidation or merger, share exchange or sale and thereafter Section 4.1 shall no longer be of any force or effect. If the terms of both Section 4.2 and this Section 4.3 would apply to a transaction, then the transaction will be subject to this Section 4.3 and not Section 4.2.

          (b) The Company shall not consummate any transaction subject to
     Section 4.3(a) unless each Person whose Shares, other securities or other assets will be issued, delivered or paid to the holders of the Common Stock (other than the Company), prior to or simultaneously with the consummation of the transaction, expressly assumes, by a Warrant Supplement or other document in a form substantially similar hereto, executed and delivered to the Warrant Holder, the obligation to deliver to the Warrant Holder such Shares, other securities or other assets as, in accordance with the foregoing provisions of this Section 4.3, the Warrant Holder is entitled to purchase, and all other obligations and liabilities under this Warrant, including obligations and liabilities in respect of subsequent adjustments that are required under this Warrant.

          (c) The above provisions of this Section 4.3 shall similarly apply to successive reclassifications and changes of Warrant Shares and to successive consolidations, mergers, leases, sales or conveyances, with necessary changes being made and respective differences being taken into account.

          4.4. Adjustment in Case of Tender Offer. If the Company consummates a tender or exchange offer (other than an odd lot offer) to acquire Common Stock at a price per share in excess of the Market Price of a share of Common Stock on the day immediately following the day on which such tender or exchange offer expires, then the Exercise Price in effect immediately prior to the day on which such tender or exchange offer expires shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which (a) the denominator shall be the Market Price on the day immediately prior to the day on which such tender or exchange offer expires and (b) the numerator shall be the result of dividing
(i) an amount equal to (A) the product of the number of shares of Common Stock outstanding and the Market Price of a share of Common Stock, in each case immediately prior to the day on which such tender or exchange offer expires, minus (B) the aggregate consideration paid by the Company in the tender or exchange offer, by (ii) the number of shares of Common Stock outstanding immediately after the day on which such tender or exchange offer expires.

          4.5. Condition Precedent Related to Par Value.

          (a) Before taking any action that would cause an adjustment reducing the Exercise Price to below the then par value of any of the Warrant Shares, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

          (b) Before taking any action that would increase the par value of the Warrant Shares to an amount that is greater than the then effective Exercise Price, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such then effective Exercise Price.

          4.6. Certificate of Adjustment. As promptly as practicable (but in any event no later than twenty business days) after the occurrence of any event requiring any adjustment under this Section 4 to the Exercise Price (or to the number or kind of securities or other property deliverable upon the exercise of this Warrant), the Company shall, at its expense, deliver to the Warrant Holder a certificate setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant after giving effect to such adjustment.

          4.7. Other Dilutive Event. If any event or occurrence shall occur that actually results in an adjustment under Section 11(a)(ii) or Section 13 of the Rights Plan (or corresponding provisions under similar share purchase rights that the Company might authorize and issue in the future) and the provisions of this Section 4 are not strictly applicable, but as to which the failure to make any adjustment to the Exercise Price and/or the number of Shares or other securities or other assets subject to this Warrant would adversely affect the purchase rights or value represented by this Warrant in accordance with the essential intent and principles of this Section 4, then the Company shall determine the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 4, necessary to preserve, without dilution, the purchase rights represented by this Warrant. If such determination involves or is based on a determination of the fair market value of any securities or other assets, then such determination shall be made by the Company's Board of Directors acting in good faith and on a reasonable basis.

     5. Registration Rights. Registration rights respecting this Warrant and the Warrant Shares shall be governed by that certain Registration Rights Agreement substantially in the form attached hereto as Exhibit 5 (the "Registration Agreement").

     6. Reservation of Common Stock. The Company has reserved and at all times after the date hereof will reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, such number of shares of Common Stock equal to the number of shares of Common Stock purchasable from time to time upon the exercise of this Warrant. All such shares of Common Stock shall be duly authorized and, when issued upon exercise of this Warrant in accordance with the terms hereof, will be validly issued and fully paid and non-assessable (except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law) and free from all taxes, liens and charges with respect to the issue thereof (except to the extent resulting from the Warrant Holder's own circumstances, actions or omissions). If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise in full of this Warrant, then the Company will use its best efforts to take such corporate action as shall be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     7. Various Covenants and Representations of the Company.

          7.1. No Impairment or Amendment. The Company shall not take any action (including, without limitation, amending its Organizational Documents, any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of Shares or other securities or any other voluntary action) for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Warrant Holder against impairment, except that nothing in this Section 7.1 shall prohibit or hinder the Company from taking any action that may result in an adjustment under Section 4.

          7.2. Listing on Securities Exchanges. After August 19, 2003, at all times during which this Warrant is exercisable to acquire Warrant Shares, the Company will use its reasonable best efforts to maintain the listing of all Warrant Shares on the principal securities exchange or market or trading system, if any, on which shares of Common Stock are then listed or traded.

          7.3. Supplemented Warrant. If at any time, including as a result of
Section 4, this Warrant shall be exercisable for any other Shares, other securities and/or other assets otherwise deliverable upon exercise of this Warrant, then the terms of this Warrant shall be modified or supplemented in writing, in the sole discretion of the Company's Board of Directors acting in good faith and on a reasonable basis, and the Company shall take all actions as may be necessary to preserve, in a manner and on terms as nearly equivalent as practicable to the provisions of this Warrant as they apply to the Common Stock and the rights of the Warrant Holder hereunder (including, without limitation, the provisions of Section 4).

          7.4. Anti-Dilution Provisions. After the later of (a) August 19, 2005 or (b) the date the Company has achieved Financial Closing with respect to New Financing in the amount of at least $30 million, if, as of that date, the Company has issued or outstanding any Stock Purchase Rights or Convertible Securities or other securities (excluding the Warrants and the Company's preferred share purchase rights issued pursuant to that certain Rights Agreement, dated February 14, 1996, as amended, between the Company and American Stock Transfer & Trust Company, as successor in interest to U.S. Bank, National Association (successor in interest to Firstar Trust Company) and any similar share purchase rights that the Company might authorize and issue in the future) containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this Warrant, then such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Warrant and, to the extent inconsistent with any provision of this Warrant, shall be deemed to be substituted therefor.

          7.5. Certain Expenses. The Company shall pay all of the Company's expenses in connection with, and all taxes (other than income, franchise and stock transfer taxes) and other governmental charges that may be imposed in respect of, the issuance, sale and delivery of this Warrant and any Warrant Shares.

          7.6. Form D. If required by applicable law, the Company shall use its reasonable best efforts to timely file a Form D under Regulation D of the Securities Act in respect of the issuance of this Warrant, and if required by applicable law, the Company shall use its reasonable best efforts to timely file a Form D under Regulation D of the Securities Act in respect of the issuance of the Warrant Shares.

          7.7. Notice of Events. If the Company (a) takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, (b) authorizes the granting to the holders of Common Stock generally of rights to subscribe to or purchase any shares of capital stock of any class or securities convertible into any shares of capital stock or of any other right (excluding any share purchase rights similar to the Company's preferred share purchase rights issued pursuant to that certain Rights Agreement, dated February 14, 1996, as amended, between the Company and American Stock Transfer & Trust Company, as successor in interest to U.S. Bank, National Association (successor in interest to Firstar Trust Company) that the Company might authorize and issue in the future), (c) authorizes any reclassification of, or any recapitalization involving, any class of Common Stock or any consolidation or merger to which the Company is a party and for which approval of the shareholders the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or (d) authorizes or consents to or otherwise commences the voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall mail to the Warrant Holder, at least five calendar days prior to the earlier of the record date for any such action or shareholder vote and the date of such action, a notice specifying (i) which action is to be taken and the date on which any such record is to be taken for the purpose of any such action, (ii) the date that any such action is to take place and (iii) the amount and character of any Shares, other securities or assets and amounts, or rights or options with respect thereto, proposed to be issued, granted or delivered to each holder of Common Stock.

          7.8. Additional Representations. The Company hereby represents and warrants to the Initial Warrant Holder as of August 19, 2003:

          (a) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Wisconsin, has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under this Warrant and the Registration Agreement and is duly qualified to do business as a foreign corporation in good standing in each state in which the nature of the business conducted by it makes such qualification necessary (other than failures to so qualify that would not have a material adverse effect on the consolidated financial condition of the Company and its subsidiaries, considered as a whole, or on the ability of the Company to perform its obligations under this Warrant and the Registration Agreement).

          (b) Assuming the truth and accuracy of the Initial Warrant Holder's representations, the execution, delivery and performance by the Company of this Warrant and the Registration Agreement have been duly authorized by all necessary corporate action on the part of the Company, do not require any shareholder approval or approval or consent of any lessor, trustee or holder of any indebtedness or obligations of the Company, except such as have been duly obtained and are in full force and effect, and do not contravene or conflict with any law, governmental rule, regulation, judgment or order binding on the Company or the organizational documents of the Company or contravene or result in a breach of, or constitute a default under, or result in the creation of any lien upon the property of the Company under, any indenture, mortgage, contract or other agreement to which the Company is a party or by which it or any of its properties are bound.

          (c) This Warrant and the Registration Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting rights of creditors generally and by general principles of equity.

          (d) This Warrant has been duly and validly authorized and is free from all taxes, liens, claims, encumbrances and charges, in each case arising with respect to the delivery thereof (other than those imposed through acts or omissions of the Initial Warrant Holder);

          (e) Assuming the truth and accuracy of the Initial Warrant Holder's representations, the offer and issuance of this Warrant are exempt from the registration requirements under the Securities Act.

          (f) The Company has filed a supplemental listing application with the New York Stock Exchange respecting the listing on the New York Stock Exchange of at least 1,551,741 shares of Common Stock issuable upon exercise of the Warrants;

          (g) The consolidated financial statements of the Company included in the reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act after December 31, 2002 (all of the foregoing filed prior to the date hereof and all exhibits included therein and consolidated financial statements and schedules thereto and documents (including all exhibits available on the SEC's EDGAR system) incorporated by reference therein being hereinafter referred to herein as the "SEC Documents") have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such consolidated financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to year-end audit adjustments).;

          (h) The capitalization of the Company is as described in the SEC Documents as of the respective dates set forth therein. Other than (i) grants or issuances pursuant to employee benefit plans or director plans disclosed in the Company's SEC Documents (the "Plans"), (ii) the Employee Options or (iii) as disclosed in the Company's SEC Documents, the Company has not issued any capital stock since December 31, 2002. The authorized capital stock of the Company consists of (A) 25,000,000 shares of Common Stock, of which 15,517,411 shares were issued and outstanding as of July 31, 2003, and (B) 5,000,000 shares of preferred stock, without par value, none of which are issued and outstanding. All of such outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable (except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law). Each share of Common Stock to be issued pursuant to this Warrant will be accompanied by four-ninths of a preferred share purchase right ("Preferred Purchase Rights") issued pursuant to the Rights Agreement, dated as of February 14, 1996, as amended, between the Company and American Stock Transfer & Trust Company, and such rights will be validly issued in accordance with the terms of said Rights Agreement. No shares of capital stock of the Company, including the Common Stock, are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than pursuant to this Agreement, the Warrants, the Employee Options, the Preferred Purchase Rights and as contemplated by the Plans, there are no outstanding options, warrants, scrip, convertible securities, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever that could require the Company to issue additional shares of capital stock of the Company. There are no agreements or arrangements (other than the Registration Agreement and that certain Registration Rights Agreement, dated June 18, 2002, between the Company and the parties named therein) under which the Company is obligated to register the sale of any of its securities under the Securities Act;

          (i) Neither the Company nor, to the knowledge of the Company, any person acting for the Company has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances within the prior six months that would require registration under the Securities Act of the delivery of this Warrant (and the shares of Common Stock issuable upon exercise of this Warrant);

          (j) Neither the Company nor, to the knowledge of the Company, any person acting for the Company has conducted any "general solicitation" (as such term is defined in Regulation D of the Securities Act) with respect to this Warrant and the Common Stock issuable upon exercise of this Warrant; and

          (k) The Company has furnished the Initial Warrant Holder and its advisors with all materials (i) relating to the business, finances and operations of the Company and its subsidiaries and (ii) relating to the offer and sale of the Warrant and the Warrant Shares that have been requested in writing by the Initial Warrant Holder or its advisors.

     8. Miscellaneous.

          8.1. Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the Warrant Holder or on the part of any holder(s) of Warrant Shares shall operate as a waiver of or otherwise prejudice any such holder's rights, powers or remedies.

          8.2. Amendment. Any term, covenant, agreement or condition of this Warrant may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument signed by the Warrant Holder, provided that no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

          8.3. Communications. All communications or notices required under this Warrant shall be deemed to have been given on the date of hand delivery or three
(3) business days after mailing via certified or registered U.S. mail, return receipt requested, proper postage prepaid and properly addressed as follows (unless and until either party advises the other in writing of a change in such address in accordance with this Section 8.3):

          (a) If to the Warrant Holder, to the address set forth on Exhibit A to the Registration Agreement.

          (b) If to the Company, to the address set forth below:

                  Midwest Express Holdings, Inc.
                  6744 South Howell Avenue
                  Oak Creek, Wisconsin 53154
                  Attention:  President

          8.4. Remedies. The Company stipulates that the remedies at law of the Warrant Holder and/or holder(s) of any Warrant Shares in the event of any default or any threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. No remedy conferred in this Warrant on the Warrant Holder or holder(s) of any Warrant Shares is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any other related agreement, document or instrument, and in addition to every other remedy now or hereafter existing at law or in equity or by statute or otherwise.

          8.5. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of the successors and assigns of the Warrant Holder and shall be binding upon the successors and assigns of the Company.

          8.6. Governing Law; Venue; Waive Jury Trial. This Warrant, including the validity hereof and the rights and obligations of the Company and of the Warrant Holder and all amendments and supplements hereto and all waivers and consents hereunder, shall be construed in accordance with and governed by the internal laws of New York (except as it relates to corporate law involving the Company, in which case it shall be governed by the internal laws of the state of incorporation of the Company) without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the internal laws of any other jurisdiction.

          Notwithstanding anything to the contrary in this Warrant or any other agreement between any of the parties hereto prior to the date hereof, each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof, hereby (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York, Borough of Manhattan, and to the non-exclusive jurisdiction of the U.S. District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Warrant, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, or their successors or any permitted and registered assign and
(ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Warrant or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts; provided that nothing in this paragraph shall be construed as a waiver by any party of any right to seek to remove any such suit, action or proceeding from a state court to a federal court or from a federal court to a state court.

          EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

          8.7. Headings; Entire Agreement; Partial Invalidity, etc. The table of contents to and headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant, together with the other Operative Documents, embodies the entire agreement and understanding between the Warrant Holder and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any provision in this Warrant is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.8. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, provided that nothing in this Section 8.8 shall be construed to affect any of the rights that the Warrant Holder may have under any other provision of this Warrant or any of the other Operative Documents or under any applicable law. No provision of this Warrant, in the absence of an affirmative action by the holder hereof to purchase Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder as a shareholder of the Company, whether such liability is asserted by the Company, by creditors of the Company or by any other Person.

                            [Signature page follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of _______ ___, 2003.

                                  MIDWEST EXPRESS HOLDINGS, INC.


                                  By:
                                      ----------------------------------------

                                  Name:
                                        --------------------------------------

                                  Title:
                                         -------------------------------------

                                                                     Exhibit 2.2
                                                                    [to Warrant]


                           FORM OF NOTICE OF EXERCISE

               (To be executed only upon partial or full exercise
                             of the within Warrant)

     1. [choose one]

     [ ] The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases __________________ shares of Common Stock of Midwest Express Holdings, Inc. and herewith makes payment therefor in the amount of $____________ with cash, provided that at the option of Midwest Express Holdings, Inc., payment shall be made by wire transfer of funds to an account in a bank located in the United States designated by Midwest Express Holdings, Inc. for such purpose or by check payable to the order of Midwest Express Holdings, Inc.

     [ ] The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant in respect of __________________ shares of Common Stock of Midwest Express Holdings, Inc. to purchase a number of shares of Common Stock of Midwest Express Holdings, Inc. calculated pursuant to the terms of the net exercise provisions set forth in Section 2.6 of the within Warrant.

     [ ] The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases __________________ shares of Common Stock of Midwest Express Holdings, Inc. and herewith makes payment therefor in the amount of $____________ pursuant to the terms of the debt cancellation provisions set forth in Section 2.7 of the within Warrant.

     2. The undersigned requests that a certificate (or ______ certificates in denominations of __________ shares) for such shares hereby purchased be issued in the name of and delivered to [choose one] [(a) the undersigned] or [(b) ___________________________ whose address is _______________________], and, if such shares do not include all the Warrant Shares issuable as provided in the within Warrant, the undersigned does hereby direct that a new Warrant of like tenor for the number of Warrant Shares not being purchased hereunder be issued in the name of and delivered to [choose one] [(a) the undersigned] or [(b) ____________, whose address is ____________________________].

Dated:  ___________, ______.

                                           -------------------------------------


                                           By:
                                               ---------------------------------
                                                (Signature of Registered Holder)


NOTICE: The signature on this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                                                                     Exhibit 3.1
                                                                    [to Warrant]

                               FORM OF ASSIGNMENT

                    (To be executed only upon the assignment
                             of the within Warrant)

     FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _______________________________ (the "Transferee"), whose address is _________________________________________________________, all of the rights of the undersigned under the within Warrant, with respect to _____ shares of Common Stock of Midwest Express Holdings, Inc. (the "Transferred Warrant") and, if such shares do not include all the Warrant Shares issuable as provided in the within Warrant, the undersigned does hereby direct that a new Warrant of like tenor for the number of Warrant Shares not being transferred hereunder be issued in the name of and delivered to [(a) the undersigned] or [(b) ________________________, whose address is __________________________________________________], and the
undersigned does hereby irrevocably constitute and appoint the Corporate Secretary of Midwest Express Holdings to register such transfer on the books of Midwest Express Holdings maintained for such purpose, with full power of substitution in the premises.

     The registered holder agrees to transfer its rights under the Registration Agreement (as defined in the within Warrant) respecting the Transferred Warrant and any shares of Common Stock issuable upon exercise of the Transferred Warrant that are Registrable Securities (as defined in the Registration Statement), and the Transferee agrees to be bound by all of the provisions contained in the Transferred Warrant and the Registration Agreement. The address of the Transferee is _______________________, and the Transferee's phone, facsimile and e-mail information is as follows:

                  Attn:    _____________________
                  Phone:   _____________________
                  Fax:     _____________________
                  Email:   _____________________


Dated:  _________, ____.
                                            ------------------------------------


                                            By:
                                                --------------------------------
                                                (Signature of Registered Holder)


                                            ------------------------------------


                                            By:
                                                --------------------------------
                                                (Signature of Transferee)


NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.